                                                                    EXHIBIT 99.1

                     ST. MARY LAND & EXPLORATION COMPANY

                              RESTRICTED STOCK PLAN

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE
                            -------------------------

         1.1 Establishment. St. Mary Land & Exploration Company, a Delaware
             -------------
corporation (the "Company"), hereby establishes a restricted stock plan for key employees, consultants and members of the Board of Directors of the Company or of any subsidiary of the Company. This plan shall be known as the St. Mary Land
& Exploration Company Restricted Stock Plan (the "Plan"), and the Company
intends to grant awards of restricted stock and/or restricted stock units under the Plan.

         1.2 Purpose. The purpose of the Plan is to enhance the Company's
             -------
stockholder value by attracting, retaining and motivating key employees, consultants and members of the Board of Directors of the Company and of subsidiaries of the Company, and to encourage and enable them to acquire a proprietary interest in the Company by issuing shares of the Company's common stock to them as incentive compensation.

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

         2.1 Definitions. Whenever used herein, the following terms shall have
             -----------
the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended the term shall be capitalized.

                  (a) "Award" means any award of Restricted Stock or Restricted
                       -----
         Stock Units granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract or
                       ---------------
         other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Company.
                       -----

                  (d) "Code" means the Internal Revenue Code of 1986, as
                       ----
         amended.

                  (e) "Committee" means the Committee provided for by Article IV
                       ---------
         hereof, which may be designated by the Board to administer the Plan.

                  (f) "Company" means St. Mary Land & Exploration Company, a
                       -------
         Delaware corporation.

                  (g) "Deferral Period" means with respect to a Restricted Stock
                       ---------------
         Unit the period from the date of the Award through the date of settlement of the Award.

                  (h) "Dividend Equivalent" means a right with respect to a
                       -------------------
         Restricted Stock Unit to receive cash, shares of Stock or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding shares of Stock. Dividend Equivalents shall not apply to Restricted Stock Units unless specifically provided for in the Award Agreement.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934,
                       ------------
         as amended.

                  (j) "Non-Employee Director" means a person who meets the
                       ---------------------
         definition set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

                  (k) "Participant" means a participant holding an outstanding
                       -----------
         Award granted under the Plan.

                  (l) "Plan" means this St. Mary Land & Exploration Company
                       ----
         Restricted Stock Plan, as it may be amended from time to time.

                  (m) "Restricted Stock" means an Award under Article VI of
                       ----------------
         shares of Stock that may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement.

                  (n) "Restricted Stock Unit" means an Award under Article VI of
                       ---------------------
         the right to receive Stock or cash or a combination thereof upon settlement at the end of a Deferral Period, subject to the specific terms and conditions of the Award as set forth in the Award Agreement.

                  (o) "Securities Act" means the Securities Act of 1933, as
                       --------------
         amended.

                  (p) "Stock" means the common stock of the Company, $0.01 par
                       -----
         value per share.

         2.2 Construction. Captions and titles contained herein are for
             ------------
convenience of reference only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, any definition of any term herein in the singular also shall include the plural.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         All current employees, consultants and members of the Board of the
Company and of any subsidiary of the Company are eligible to participate in the
Plan and be granted Awards under the Plan. Participants in the Plan shall be selected by the Board, in its sole discretion, from among those current employees, consultants and members of the Board of the Company and of any subsidiary of the Company who, in the judgment of the Board, are or were in a position to contribute materially to the Company's continued growth and development and to its long-term success.

                                   ARTICLE IV
                                 ADMINISTRATION
                                 --------------

         The Board shall be responsible for administering the Plan.

                  (a) The Board is authorized to (i) interpret the Plan, (ii)
         prescribe, amend and rescind rules and regulations relating to the
         Plan, (iii) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the
         Plan and (iv) make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations or other actions made or taken by the Board with respect to the Plan and
         Awards granted under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                  (b) At the discretion of the Board the Plan may be
         administered by a Committee composed solely of two or more Non-Employee
         Directors appointed by the Board (the "Committee"). The members of the
         Committee may be Directors who are eligible to receive Awards under the
         Plan, but Awards may be granted to such persons only by action of the full Board and not by action of the Committee. The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Awards which may be granted under the Plan, and, by resolution or resolutions to provide for the creation and issuance of any Award, to fix the terms and conditions upon which and the time or times at or within which any shares of Stock may be issued by the
         Company pursuant to such Award. Such terms, time or times shall in every case be set forth or incorporated by reference in the Award
         Agreement and shall be consistent with the provisions of the Plan.

                  (c) Where a Committee has been designated to administer the
         Plan pursuant to this Article IV, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

                  (d) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the
         Plan or any Award granted under the Plan.

                                    ARTICLE V
                            SHARES OF STOCK AVAILABLE
                            -------------------------

         5.1 Total Number of Shares. The total number of shares of Stock hereby
             ----------------------
made available and reserved for issuance pursuant to Awards granted under the
Plan shall be 5,600,000 shares. Notwithstanding anything to the contrary contained in the foregoing, to the extent that options are granted or have been granted under the Company's Stock Option Plan, as amended on May 22, 2003, and as it may be amended from time to time thereafter (the "Stock Option Plan"), or the Company's Incentive Stock Option Plan, as amended on May 22, 2003, and as it may be amended from time to time thereafter (the "Incentive Stock Option Plan"), the shares of Stock reserved for issuance pursuant to Awards granted under this
Plan shall be reduced. In addition, to the extent that shares of Stock are issued pursuant to Awards granted under this Plan, the shares of Stock reserved for issuance under the Stock Option Plan and the Incentive Stock Option Plan
shall be reduced. The aggregate number of shares of Stock available under the
Plan shall be subject to adjustment as provided in Section 5.4.

         5.2 Annual Maximum Number of Shares Issuable to a Single Participant.
             ----------------------------------------------------------------
The maximum number of shares of Stock that may be issued pursuant to this Plan including issuances pursuant to the settlement of Restricted Stock Units previously awarded under the Plan to any one Participant during any calendar year shall be 100,000 shares. Such number of shares of Stock shall be subject to adjustment as provided in Section 5.4.

         5.3 Unused Shares. If an Award shall expire or be forfeited or
             -------------
terminated for any reason without all shares of Stock with respect thereto being or remaining issued, the unissued shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Awards under the
Plan.

         5.4 Adjustment in Capitalization. In the event of any change in the
             ----------------------------
outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification or other similar change or adjustment in capitalization, the number of shares of Stock set forth in this Article V shall be correspondingly adjusted by the Board, whose determination shall be conclusive. In any such case, the number and kind of shares of Stock that are subject to any outstanding Award that has not vested and/or been settled shall be proportionately and appropriately adjusted.

                                   ARTICLE VI
                                     AWARDS
                                     ------

         6.1 Grant of Awards. Subject to Article V, Awards may be granted to
             ---------------
current employees, consultants and members of the Board of the Company and any subsidiary thereof at any time and from time to time as determined by the Board.
Subject to the terms and provisions of the Plan, the Board shall have complete discretion in determining the terms and conditions and number of shares of Stock subject to each Award. In making such determinations, the Board may take into account the nature of services rendered by such current employees, consultants and members of the Board, their present and potential contributions to the
Company and such other factors as the Board in its discretion shall deem relevant.

         6.2 Types of Awards. Subject to the terms and provisions of the Plan,
             ---------------
the Board in its discretion may grant Awards of Restricted Stock and/or
Restricted Stock Units.

         (a) Restricted Stock Awards.
             -----------------------

                           (i) Nature of Restricted Stock. Restricted Stock may
                               --------------------------

                  be issued for services rendered with any or no additional
                  purchase price as shall be determined by the Board in its
                  discretion, and may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement. A
                  Participant to whom a Restricted Stock Award is granted shall, upon issuance of a stock certificate for the shares of Stock issued, have all of the rights of ownership with respect to the shares of Stock subject to such Restricted Stock Award, including the right to vote the same and receive any dividends paid thereon, subject, however, to the terms, conditions and restrictions contained in this Plan and in the applicable
                  Award Agreement.

                           (ii) Forfeiture and Vesting. A Restricted Stock Award
                                ----------------------
                  Agreement may provide for forfeiture of the Restricted Stock upon termination of the Participant's employment or other
                  relationship with the Company or nonperformance of specified performance goals or measures established by the Board. A
                  Restricted Stock Award Agreement may also provide for (i)
                  vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock to vest and become no longer subject to forfeiture and (ii) holding periods during which the Restricted Stock may not be sold or otherwise transferred.

                           (iii) Certificates and Settlement. Upon an Award of
                                 ---------------------------
                  Restricted Stock, the Company shall deliver to the Participant a certificate evidencing the shares of Stock subject to the
                  Award and such certificate shall be imprinted with an
                  appropriate legend referring to or setting forth the
                  applicable restrictions to which such shares are subject.
                  After the shares of Stock are no longer subject to such
                  restrictions, the Company shall, in accordance with the terms and conditions of the Award Agreement and upon the request of the Participant and the surrender by the Participant of the original certificate, settle the completed Restricted Stock
                  Award by providing the Participant with a new certificate for the shares with such legend removed.

         (b) Restricted Stock Unit Awards.
             ----------------------------

                           (i) Nature of Restricted Stock Units; Accounts. Each
                               ------------------------------------------
                  Restricted Stock Unit awarded shall represent a right for one share of Stock to be delivered upon settlement of the Award at the end of the Deferral Period, subject to a risk of
                  forfeiture and cancellation and to the other terms and
                  conditions set forth in the Plan and the Award Agreement. The
                  Company shall establish and maintain a Participant account to record Restricted Stock Units and transactions and events
                  affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping
                  entries by the Company to evidence unfunded obligations of the
                  Company.

                           (ii) Deferral Period and Settlement Date. Except as
                                -----------------------------------
                  otherwise provided under the Plan, Restricted Stock Units (if not previously cancelled) shall be settled on or about the date or dates set forth in the Award Agreement. The Board may permit the Participant to elect to further defer settlement
                  (thereby extending the Deferral Period), subject to such terms and conditions as the Board may specify. In addition, unless otherwise determined by the Board, if the Board reasonably determines that any settlement of Restricted Stock Units would result in payment of compensation to a Participant which is not deductible by the Company under Section 162(m) of the
                  Code, such settlement shall be deferred to the extent
                  necessary to avoid payment of such non-deductible
                  compensation, with such deferral continuing only until such date as settlement can be effected without loss of
                  deductibility by the Company under Section 162(m) of the Code.

                           (iii) Cancellation and Vesting. A Restricted Stock
                                 ------------------------
                  Unit Award Agreement may provide for cancellation of the
                  Restricted Stock Units upon termination of the Participant's employment or other relationship with the Company or
                  nonperformance of specified performance goals or measures
                  established by the Board. A Restricted Stock Unit Award
                  Agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock Units to vest and become no longer subject to cancellation.

                           (iv) Dividend Equivalents. Restricted Stock Units
                                --------------------
                  shall not be credited with Dividend Equivalents unless
                  specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award
                  Agreement.

                           (v) Settlement and Certificates. Settlement of a
                               ---------------------------
                  Restricted Stock Unit Award shall be made in accordance with the terms and conditions of the applicable Award Agreement. A
                  Restricted Stock Unit Award Agreement may provide that
                  settlement may be made (A) solely through the issuance of
                  shares of Stock or (B) at the mutual election of the
                  Participant and the Company, in a combination of shares of
                  Stock and cash. In no event shall the total value of
                  Restricted Stock Unit Award settlements with any one
                  Participant during any calendar year exceed the value at the time of settlement of the maximum number of shares of stock issuable to any one participant during any calendar year
                  pursuant to Section 5.2 of the Plan. Upon the settlement of a
                  Restricted Stock Unit Award, the Company shall deliver to the
                  Participant a certificate for the number of shares of Stock issued to the Participant in settlement of the Award.

         6.3 Award Agreement; Terms and Conditions to Apply Unless Otherwise
             ---------------------------------------------------------------
Specified. As determined by the Board on the date of grant, each Award shall be
---------
evidenced by an Award Agreement which shall set forth the terms and conditions of such Award, including the number of shares of Stock to which the Award applies, the date or dates upon which such Award shall vest and the circumstances (including termination of employment or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which the Award shall not vest, the time and manner of settlement of the Award, such transfer restrictions which the Board may impose and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the
Board at the time of grant of the Award. Award Agreements need not be identical to other Award Agreements either in form or substance.

                  (a) If not otherwise specified by the Board, the following terms and conditions shall apply to Awards granted under the Plan:

                           (i) Vesting of Award. An Award shall vest pursuant to
                               ----------------
                  a vesting schedule as determined by the Board, which vesting schedule may provide that (A) an Award held by a Participant who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Award Agreement notwithstanding the termination of the Participant's
                  employment with the Company, provided that prior to full
                  vesting of the Award such Participant does not after such
                  retirement become employed on a full-time basis by a
                  competitor of the Company prior to reaching age sixty-five, and (B) an Award held by a Non-Employee Director of the
                  Company who resigns from the Board after completing at least five years of service to the Company shall become fully
                  vested.

                           (ii) Termination. An outstanding Award that has not
                                -----------
                  vested and been settled shall be cancelled upon the Company's termination of the employment of the Participant for cause.

                           (iii) Acceleration. An outstanding Award shall become
                                 ------------
                  fully vested and settled irrespective of its other provisions
                  (A) immediately prior to the completion of the merger or sale of substantially all of the Stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly owned subsidiary
                  (and the Company shall not be considered the surviving
                  corporation for purposes hereof if the Company is the survivor of a reverse triangular merger), or (B) upon termination of the Participant's employment with the Company or a subsidiary thereof because of death, disability or normal retirement upon reaching the age of sixty-five.

                           (iv) Transferability. An outstanding Award that has
                                ---------------
                  not vested and been settled or is otherwise restricted by the terms of the Award Agreement as to transferability shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge or otherwise
                  encumber such Award or the shares of Stock issuable in
                  settlement thereof, other than (A) to the person or persons to whom the Participant's rights under such Award pass by will or the laws of descent and distribution, (B) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Award, (C)
                  to the legal representative of any of the foregoing, or (D)
                  pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments or marital property right to a spouse, former spouse, child or other dependent of the Participant. Any such transfer shall be made only in compliance with the Securities Act and the
                  requirements therefor as set forth by the Company.

                  (b) The Board shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

                  (c) All Award Agreements shall incorporate the provisions of the Plan by reference.

         6.4 No Fractional Shares. In no event shall the Company issue
             --------------------
fractional shares of Stock pursuant to any Award under the Plan. In the event that any fractional shares would otherwise result from the application of the terms of an Award, the Company shall instead pay cash in lieu of fractional shares on such basis as the Board may determine in its discretion.

         6.5 Performance-Based Compensation. The Board may designate whether an
             ------------------------------
Award is intended to be "performance-based compensation," as that term is used in Section 162(m) of the Code. Any Award designated as intended to be
"performance-based compensation" shall be conditioned on the achievement of one or more objective performance goals or measures as established in advance by the
Committee. The performance goals or measures that may be used by the Committee for such Award shall be based on any one or more of the following, as selected by the Committee: (a) increases in, or levels of, net asset value, net asset value per share, pretax earnings, net income and/or earnings per share of the
Company and/or one or more regional operations and/or subsidiaries; and/or (b)
control of operating and/or nonoperating expenses of the Company and/or one or more regional operations and/or subsidiaries. For an Award intended to be
"performance-based compensation," the grant of the Award and the establishment of the performance goals or measures shall be made during the period required under Section 162(m) of the Code and pursuant to the other provisions thereof, and the Committee shall be composed solely of two or more "outside directors"
within the meaning of Section 1.162-27(e)(3) of the Treasury Regulations under
Section 162(m) of the Code.

                                   ARTICLE VII
                             STOCKHOLDER PRIVILEGES
                             ----------------------

         A Participant to whom an Award is granted under the Plan shall not have stockholder privileges with respect to any shares of Stock covered by the Award until the date of issuance of a stock certificate for the shares of Stock issued pursuant to the Award Agreement.

                                  ARTICLE VIII
                             RIGHTS OF PARTICIPANTS
                             ----------------------

         Nothing in the Plan shall interfere with or limit in any way the right of the Company or a subsidiary thereof to terminate any employee's employment or consultant's engagement at any time, nor confer upon any employee or consultant any right to continue to be employed or engaged by the Company or a subsidiary thereof.

                                   ARTICLE IX
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

         9.1 Amendment and Termination. The Board may at any time terminate and
             -------------------------
from time to time may amend or modify the Plan. Unless terminated earlier by the
Board, the Plan shall terminate upon the expiration of ten years after the date of the adoption of the Plan. Any amendment or modification of the Plan by the
Board may be accomplished without approval of the stockholders of the Company, except that stockholder approval shall be required in the event that (a) the amendment or modification would increase the total number of shares of Stock available for issuance under the Plan or (b) stockholder approval of such amendment or modification is required by any law or regulation governing the
Company or by any applicable listing standard of a national securities exchange or market on which the Stock is listed for trading.

         9.2 No Impairment of Outstanding Awards. No amendment, modification or
             -----------------------------------
termination of the Plan shall in any manner adversely affect any outstanding
Award under the Plan without the consent of the Participant holding the Award.

                                    ARTICLE X
                       ACQUISITION, MERGER OR LIQUIDATION
                       ----------------------------------

         In the event that an acquisition, merger or liquidation occurs with respect to the Company, the Board may, in its sole discretion, provide that any of the following actions shall be taken by the Company as a result, or in anticipation, of any such event to ensure the fair and equitable treatment of
Participants:

                  (a) acceleration of vesting and settlement of outstanding
         Awards;

                  (b) offer to purchase outstanding Awards from the Participants for the Awards' equivalent cash value, as determined by the Board, as of the date of the acquisition, merger or liquidation, or another specified date; or

                  (c) make adjustments or modifications to outstanding Awards, such as providing for the assumption of outstanding Awards by an acquiror and conversion of the underlying shares of Stock to securities of the acquiror, as the Board deems appropriate to maintain and protect the rights and interests of the Participants following such event.

Any such action approved by the Board shall be conclusive and binding on the
Company, its subsidiaries and all Participants. For purposes of this Article X, an "acquisition" shall mean any transaction in which substantially all of the
Company's assets are acquired or in which a controlling amount of the Company's outstanding shares of Stock are acquired, whether by direct purchase, through a merger or similar corporate transaction or otherwise, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this Article X, a controlling amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company.

                                   ARTICLE XI
                             SECURITIES REGISTRATION
                             -----------------------

         11.1 Securities Registration. In the event that the Company shall deem
              -----------------------
it necessary or desirable to register under the Securities Act, or any other applicable statute, any Awards or any shares of Stock with respect to which an
Award may be or shall have been granted, or to qualify any such Awards or shares of Stock under the Securities Act or any other statute, then the Participant shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or shares of Stock.

         11.2 Representations. Unless the Company has determined that the
              ---------------
following representation is unnecessary, each person receiving an Award under the Plan may be required by the Company, as a condition to the issuance of shares of Stock pursuant to the Award, to make a representation in writing (i)
that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act, and
(ii) that before any transfer in connection with the resale of such shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                                   ARTICLE XII
                                 TAX WITHHOLDING
                                 ---------------

         In connection with Awards granted under the Plan, the Company shall have the right to require Participants to remit to the Company amounts sufficient to satisfy any federal, state and local withholding tax requirements, whether such requirements apply upon vesting or upon settlement of the Awards.
The Company may in its discretion make loans to Participants of funds sufficient to satisfy any such withholding tax requirements, provided that any such loan shall comply with all applicable laws, rules and regulations and no such loan shall be made to a director or executive officer of the Company in violation of
Section 13(k) of the Exchange Act, as adopted pursuant to Section 402 of the
Sarbanes-Oxley Act of 2002. The Company shall have the right to require that any permitted transferee of an Award under the Plan who is not an employee of the
Company at the time of vesting or settlement of the Award shall be responsible for the payment of all amounts required to satisfy all federal, state and local withholding taxes applicable to such persons with respect to such vesting or settlement of the Award.

                                  ARTICLE XIII
                                 INDEMNIFICATION
                                 ---------------

         To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own

                                       10

expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or a subsidiary thereof may have to indemnify them or hold them harmless.

                                   ARTICLE XIV
                               REQUIREMENTS OF LAW
                               -------------------

         14.1 Requirements of Law. The granting of Awards and the issuance of
              -------------------
shares of Stock pursuant to an Award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required.

         14.2 Governing Law. The Plan and all Award Agreements hereunder shall
              -------------
be construed in accordance with and governed by the laws of the State of
Colorado.

                                   ARTICLE XV
                                 EFFECTIVE DATE
                                 --------------

        The Plan shall be effective as of April 8, 2004, subject to approval by the Company's stockholders.

                                                     * * * * *

         This St. Mary Land & Exploration Company Restricted Stock Plan was
adopted by the Board of Directors of St. Mary Land & Exploration Company on
April 8, 2004, to be effective upon adoption, subject to approval by the
Company's stockholders.

                         ST. MARY LAND & EXPLORATION COMPANY

                         By: /S/ MARK A. HELLERSTEIN
                             -----------------------
                             Mark A. Hellerstein
                             Chairman of the Board, President and Chief
                               Executive Officer
                                       11